Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-124745

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 7, 2005
TO
PROSPECTUS DATED JUNE 10, 2005

ENER1, INC.

This prospectus supplement should be read in conjunction with our prospectus dated June 10, 2005, and in particular “Risk Factors” beginning on page 3 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on September 7, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-21138

FLORIDA	59-2479377
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

500 West Cypress Creek Road, Suite 100
Fort Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
(Registrant’s telephone number, including area code)

Item 8.01 Other Events

        Kevin P. Fitzgerald, Chairman and Chief Executive Officer of Ener1, Inc., has announced his plan to invest $25,000-50,000 in Company shares through open market purchases. The purchases are being made at a broker’s discretion pursuant to a plan under SEC Rule 10b5-1.

        Rule 10b5-1 provides that officers and directors of public companies will not be treated as having made a purchase on the basis of material nonpublic information if, among other things, at a time when they do not have material nonpublic information, they instruct another person to make the purchase, and do not have any subsequent influence over how, when or whether to effect the purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2005

Ener1, Inc. (Registrant) BY: /s/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer